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                                                                    Exhibit 23.2

                          CONSENT OF ERNST & YOUNG LLP


We consent to the use of our report dated February 24, 2000, with respect to the financial statements of Centra Bank, Inc. for the period ended December 31, 1999, included in the Pre-effective Amendment No. 1 to the Registration statement of Centra Financial Holdings, Inc. (Form S-4 No 333-93437) and related prospectus for the Registration of 1,200,000 shares, both filed with the Securities and Exchange Commission.



March 10, 2000                                          /s/ Ernst & Young LLP